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                                   EXHIBIT 99
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                                                      Contact: Richard C. Baylor

                                                             PHONE: 740-435-2020

                                  PRESS RELEASE

RELEASE DATE:   JULY 25, 2003              RELEASE TIME:   4:30 PM
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          CAMCO FINANCIAL HONORED FOR A FIFTH TIME BY THE PLAIN DEALER

CAMBRIDGE, OHIO: Camco Financial Corporation [NASDAQ symbol: "CAFI"] has earned a place in the Twelfth Annual "Plain Dealer 100" listing.

The "Plain Dealer 100" list as compiled by The Plain Dealer, a newspaper published in Cleveland, Ohio, lists the top-performing companies that are publicly traded and have their headquarters in Ohio. An example of the criteria The Plain Dealer uses to measure these companies includes not only stock performance, but market capitalization, revenue, compounded growth in revenue and return on average common equity.

Camco Financial Corporation, with assets of $1.08 billion, is a thrift holding company for Advantage Bank and is headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking, mortgage banking and title services from 33 offices in 23 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco Financial Corporation may be found on Camco's website: www.camcofinancial.com.




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